Exhibit 99.1
Matterport Announces Second Quarter 2022 Financial Results, with Stronger-than-Expected Subscription Revenue and Non-GAAP EPS
•Subscription revenue rose 20% year-over-year, above Company guidance
•Services revenue increased 74% year-over-year
•Q2 GAAP loss per share of $0.23
•Non-GAAP loss per share of $0.12, better than Company guidance
•Matterport increases full year revenue guidance range to $132 to $138 million, narrows full year guidance range for non-GAAP loss per share to $0.46 to $0.50
•Balance sheet remains strong with $562 million cash and investments and no debt

SUNNYVALE, Calif. — Matterport, Inc. (Nasdaq: MTTR) (“Matterport” or the “Company”), the leading spatial data company driving the digital transformation of the built world, today announced financial results for the quarter ended June 30, 2022.
“We delivered another strong quarter, increasing our subscriber count by 52% to 616,000 subscribers. We expanded Spaces Under Management by 44% to over 8 million spaces,” said RJ Pittman, Chairman and Chief Executive Officer of Matterport. “We continue to see strength in our enterprise subscriber base, and believe that customers who adopt digital twins will realize increased revenues and lower their operating costs, gaining a powerful advantage in any economic environment. Our laser focus on delivering measurable customer value for large enterprises and small businesses alike is fueling our growth and scaling our platform. Our recent acquisition of VHT Studios extends our offering to satisfy the growing demand for digital twins and integrated marketing solutions for the residential, commercial and hospitality real estate industries,” Pittman added.
“We are pleased to report subscription revenue of $18.4 million for the quarter, above the high end of our guidance range. We continued to improve operating efficiencies and reported non-GAAP loss per share of $0.12 for the quarter, also better than our guidance range,” said JD Fay, Chief Financial Officer of Matterport. “Quarterly subscription revenue increased by 20% year-over-year and continues to grow as a proportion of total revenue, comprising 65% of total revenue, up from 60% in the first quarter of 2022. These are strong results that demonstrate our ability to drive the business forward and lead through the macro environment effectively. With $562 million of cash and short- and long-term investments, we believe we have the financial strength to comfortably achieve our long term business plan.”

Second Quarter 2022 Financial Highlights
•Spaces Under Management (SUM) grew to 8.0 million, up 10% compared to the first quarter of 2022
•Total subscribers increased to 616,000, up 10% sequentially
•Subscription revenue was $18.4 million, up 7% sequentially
•Total revenue was $28.5 million, flat sequentially
•Annualized Recurring Revenue (ARR) exiting the second quarter was $73.6 million
•Exited Q2 with record product backlog

Recent Business Highlights
•Acquired VHT Studios to accelerate adoption of digital twins for real estate. The combination of VHT Studios’ visual media technology and services with the immersive Matterport 3D Digital Twin platform is expected to elevate the buying and leasing experience while simplifying the process of creating comprehensive marketing packages for enterprise brokerages and agents
•Partnered with CGS, a global provider of applications, enterprise learning, and outsourcing services, to deliver virtual training solutions for front-line workers across the Fortune 500
•Completed SOC 2 Type II standards for confidentiality, a key requirement for many Fortune 500 customers and other enterprise organizations evaluating the deployment of digital twins
•Donated digital twin technology to SBP, formerly known as the St. Bernard Project, to help disaster-affected communities accelerate the FEMA appeals process
•Appointed Susan Repo to the board of directors and to serve as chair of the audit committee. Ms. Repo is the Chief Financial Officer of ICEYE and also serves on the board of directors of Mitek Systems, Inc. (Nasdaq: MITK) and GM Financial Bank
Full Year and Third Quarter 2022 Outlook

	Q3 2022 Guidance	FY 2022 Guidance
Revenue (in millions)	$35 — $37	$132 — $138
Subscription Revenue (in millions)	$18.5 — $18.8	$73 — $74
Non-GAAP loss per share	($0.13) - ($0.15)	($0.46) - ($0.50)
Weighted average fully diluted shares outstanding (in millions)	288	286
Non-GAAP Financial Information
Matterport has provided in this press release financial information that has not been prepared in accordance with generally accepted accounting principles in the United States (GAAP). We believe that the presentation of non-GAAP financial information provides important supplemental information to management and investors regarding financial and business trends relating to Matterport’s financial condition and results of operations.
The presentation of these non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures and should be read only in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP. For further information regarding these non-GAAP measures, including the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, please refer to the financial tables below.
Non-GAAP Net Loss and Non-GAAP Net Loss Per Share, Basic and Diluted. Matterport defines non-GAAP net loss as net income (loss), adjusted to exclude stock-based compensation expense, fair value change of warrants liabilities, fair value change of earn-out liabilities, payroll tax related to contingent earn-out share issuance, acquisition transaction costs, and amortization of acquired intangible assets, in order to provide investors and management with greater visibility to the underlying performance of Matterport’s recurring core business operations. In order to calculate non-GAAP net loss per share, basic and diluted, Matterport uses a non-GAAP weighted-average share count. Matterport defines non-GAAP weighted-average shares used to compute non-GAAP net loss per share, basic and diluted, as GAAP weighted average shares used to compute net income (loss) per share attributable to common stockholders, basic, adjusted to reflect the shares of Matterport’s Class A common stock exchanged for the previously issued and outstanding shares of redeemable convertible preferred stock and common stock warrants of Matterport, Inc. (now known as Matterport Operating, LLC) in connection with the recently completed merger, that are outstanding as of the end of the period as if they were outstanding as of the beginning of the period for comparability, and the potentially dilutive effect of the Company’s employee equity incentive plan awards.

Conference Call Information
Matterport will host a conference call for analysts and investors to discuss its financial results for the second quarter of fiscal 2022 today at 1:30 p.m. Pacific time (4:30 p.m. Eastern time). A recorded webcast of the event will also be available following the call for one year on the Matterport’s Investor Relations website at investors.matterport.com.
About Matterport
Matterport, Inc. (Nasdaq: MTTR) is leading the digital transformation of the built world. Our groundbreaking spatial data platform turns buildings into data to make nearly every space more valuable and accessible. Millions of buildings in more than 177 countries have been transformed into immersive Matterport digital twins to improve every part of the building lifecycle from planning, construction, and operations to documentation, appraisal and marketing. Learn more at matterport.com and browse a gallery of digital twins.
©2022 Matterport, Inc. All rights reserved. Matterport is a registered trademark and the Matterport logo is a trademark of Matterport, Inc. All other marks are the property of their respective owners.
Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of the federal securities laws, including statements regarding the services offered by Matterport, Inc. and the markets in which Matterport operates, business strategies, debt levels, industry environment including relating to the global supply chain, potential growth opportunities, the effects of regulations and Matterport’s projected future results. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “forecast,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions (including the negative versions of such words or expressions).
Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this document, including Matterport’s ability to implement business plans, forecasts, and other expectations in the industry in which Matterport competes, and identify and realize additional opportunities. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in documents filed by Matterport from time to time with the U.S. Securities and Exchange Commission. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Matterport assumes no obligation and, except as required by law, does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Matterport does not give any assurance that it will achieve its expectations.

Investor Contact:
Soohwan Kim, CFA
VP, Investor Relations
ir@matterport.com

Media Contact:
Toru Levinson
press@matterport.com

MATTERPORT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenue:
Subscription	$18,386	$15,281	$35,527	$29,081
License	26	2,099	49	4,359
Services	5,013	2,879	8,986	5,568
Product	5,056	9,244	12,429	17,424
Total revenue	28,481	29,503	56,991	56,432
Costs of revenue:
Subscription	6,109	3,384	11,371	6,635
License	—	—	—	—
Services	3,169	2,290	6,152	4,325
Product	7,490	6,015	15,846	10,930
Total costs of revenue	16,768	11,689	33,369	21,890
Gross profit	11,713	17,814	23,622	34,542
Operating expenses:
Research and development	21,518	7,090	47,520	13,115
Selling, general, and administrative	59,385	16,501	130,234	29,559
Total operating expenses	80,903	23,591	177,754	42,674
Loss from operations	(69,190)	(5,777)	(154,132)	(8,132)
Other income (expense):
Interest income	1,484	14	2,779	22
Interest expense	—	(277)	—	(585)
Change in fair value of warrants liabilities	4,714	—	26,147	—
Change in fair value of contingent earn-out liability	—	—	136,043	—
Other expense, net	(1,353)	(149)	(2,674)	(347)
Total other income (expense)	4,845	(412)	162,295	(910)
Income (loss) before provision for income taxes	(64,345)	(6,189)	8,163	(9,042)
Provision for income taxes	289	20	893	39
Net income (loss)	$(64,634)	$(6,209)	$7,270	$(9,081)
Net income (loss) per share attributable to common stockholders:
Basic	$(0.23)	$(0.15)	$0.03	$(0.22)
Diluted	$(0.23)	$(0.15)	$0.02	$(0.22)
Weighted-average shares used in computing net income (loss) per share attributable to common stockholders:
Basic	283,405	41,348	279,289	40,490
Diluted	283,405	41,348	313,834	40,490

MATTERPORT INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	June 30,	December 31,
	2022	2021
ASSETS
Current assets:
Cash and cash equivalents	$113,923	$139,519
Restricted cash	—	468
Short-term investments	362,300	264,931
Accounts receivable, net	14,521	10,879
Inventories	6,475	5,593
Prepaid expenses and other current assets	15,377	16,313
Total current assets	512,596	437,703
Property and equipment, net	25,750	14,118
Operating lease right-of-use assets	3,087	—
Long-term investments	85,842	263,659
Goodwill	54,080	—
Intangible assets, net	4,875	—
Other assets	3,302	3,696
Total assets	$689,532	$719,176
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$14,685	$12,227
Deferred revenue	14,302	11,074
Accrued expenses and other current liabilities	21,228	10,026
Total current liabilities	50,215	33,327
Warrants liability	1,691	38,974
Contingent earn-out liability	—	377,576
Deferred revenue, non-current	288	874
Other long-term liabilities	6,131	262
Total liabilities	58,325	451,013
Stockholders’ equity:
Common stock	$28	$25
Additional paid-in capital	1,099,617	737,735
Accumulated other comprehensive loss	(7,650)	(1,539)
Accumulated deficit	(460,788)	(468,058)
Total stockholders’ equity	631,207	268,163
Total liabilities and stockholders’ equity	$689,532	$719,176

MATTERPORT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands, unaudited)

	Six Months Ended June 30,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$7,270	$(9,081)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	5,563	2,608
Amortization of debt discount	—	135
Amortization of investment premiums, net of accretion of discounts	1,829	—
Stock-based compensation, net of amounts capitalized	87,233	1,259
Change in fair value of warrants liabilities	(26,147)	—
Change in fair value of contingent earn-out liability	(136,043)	—
Deferred income taxes	69	—
Allowance for doubtful accounts	195	151
Loss on disposal of property, plant, and equipment	—	7
Other	316	43
Changes in operating assets and liabilities, net of effects of businesses acquired:
Accounts receivable	(3,426)	(2,918)
Inventories	(881)	1,024
Prepaid expenses and other assets	(2,946)	(1,269)
Accounts payable	2,367	1,466
Deferred revenue	2,641	3,024
Accrued expenses and other liabilities	3,682	920
Net cash used in operating activities	(58,278)	(2,631)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(866)	(326)
Capitalized software and development costs	(7,086)	(3,256)
Purchase of investments	(87,997)	—
Maturities of investments	160,124	—
Investment in convertible notes	—	(1,000)
Business acquisitions, net of cash acquired	(30,020)	—
Net cash provided by (used in) investing activities	34,155	(4,582)
CASH FLOW FROM FINANCING ACTIVITIES:
Payment of transaction costs related to reverse recapitalization	—	(1,204)
Proceeds from sales of shares through employee equity incentive plans	4,892	1,342
Payments for taxes related to net settlement of equity awards	(34,424)	—
Proceeds from exercise of warrants	27,844	—
Repayment of debt	—	(2,390)
Other	76	—
Net cash used in financing activities	(1,612)	(2,252)
Net change in cash, cash equivalents, and restricted cash	(25,735)	(9,465)
Effect of exchange rate changes on cash	(329)	(104)
Cash, cash equivalents, and restricted cash at beginning of year	139,987	52,250
Cash, cash equivalents, and restricted cash at end of period	$113,923	$42,681

MATTERPORT, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
GAAP net income/(loss)	$(64,634)	$(6,209)	$7,270	$(9,081)
Stock-based compensation expense (1)	32,889	601	88,977	1,259
Acquisition-related costs (2)	900	—	1,072	—
Amortization expense of acquired intangible assets	265	—	525	—
Change in fair value of warrants liabilities (3)	(4,714)	—	(26,147)	—
Change in fair value of contingent earn-out liability (4)	—	—	(136,043)	—
Payroll tax related to contingent earn-out share issuance (5)	—	—	1,164	—
Non-GAAP net loss	$(35,294)	$(5,608)	$(63,182)	$(7,822)

GAAP net income (loss) per share attributable to common stockholders:
Basic	$(0.23)	$(0.15)	$0.03	$(0.22)
Diluted	$(0.23)	$(0.15)	$0.02	$(0.22)
Non-GAAP net loss per share attributable to common stockholders, basic and diluted	$(0.12)	$(0.03)	$(0.23)	$(0.05)

GAAP weighted-average shares used to compute net income (loss) per share, basic	283,405	41,348	279,289	40,490
Weighted-average effect of potentially dilutive securities (6)	—	—	34,545	—
GAAP weighted-average shares used to compute net income (loss) per share, diluted	283,405	41,348	313,834	40,490
Excluded anti-dilutive weighted-average potential shares of common stock in calculating non-GAAP loss per share	—	—	(34,545)	—
Adjustment for common stock issued in connection with the merger (7)	—	127,499	—	127,499
Non-GAAP weighted-average shares used to compute net loss per share, basic and diluted	283,405	168,847	279,289	167,989
(1) Consists primarily of non-cash share-based compensation related to the Company's stock incentive plans and earn-out arrangement.
(2) Consists of acquisition transaction costs.
(3) Consists of the non-cash fair value measurement change for public and private warrants.
(4) Represents the non-cash fair-value measurement change related to our earn-out liability.
(5) Represents the payroll tax related to Earn-out shares issuance and release.
(6) Consists of the potentially dilutive effect of employee equity incentive plan awards.
(7) Consists of non-GAAP adjustment of unweighted average common stock issued and converted from Matterport, Inc.’s (now known as Matterport Operating, LLC) previously issued and outstanding shares of convertible preferred stock and common stock warrants prior to the completion of the merger.